Exhibit I

JOINT FILING STATEMENT

PURSUANT TO RULE 13D-1(K)(1)

The undersigned hereby consent and agree to the joint filing of Schedule 13G under the Securities Exchange Act of 1934, as amended, with respect to the Shares of Valion Bio, Inc. together with any or all amendments thereto, when and if required. The parties hereto further consent and agree to file this Joint Filing Statement pursuant to Rule13d-1(k)(1)(iii) as an exhibit to Schedule 13G, thereby incorporating the same into such Schedule 13G.

This Joint Filing Statement may be terminated by any of the undersigned upon written notice or such lesser period of notice as the undersigned may mutually agree.

Dated: July 17, 2026

Murchinson Ltd.

By:	/s/ Marc Bistricer
Marc Bistricer, Chief Executive Officer

Marc Bistricer

By:	/s/ Marc Bistricer
Marc Bistricer, Individually

BPY Ltd.

By:	/s/ James Keyes
James Keyes, Director

NOMIS BAY LTD.

By:	/s/ James Keyes
James Keyes, Director

NOMIS BAY OPPORTUNITY LTD.

By:	/s/ James Keyes
James Keyes, Director

EOM Management Ltd.

By:	/s/ Chaja Carlebach
Chaja Carlebach, Director

James Keyes

By:	/s/ James Keyes
James Keyes, Individually

Jason Jagessar

By:	/s/ Jason Jagessar
Jason Jagessar, Individually

Chaja Carlebach

By:	/s/ Chaja Carlebach
Chaja Carlebach, Individually